Filed Pursuant to Rule 424(b)(3)
                                                File Number 333-27221



Pricing Supplement No. 5
Dated January 22, 1999
(To Prospectus  dated May 22, 1997 and Prospectus  Supplement  dated January 21,
1999)

                                 $200,000,000
                       UNITED DOMINION REALTY TRUST, INC.
                                Medium-Term Notes

                      Series C Regular Floating Rate Notes

                            The Issue Price is 100%.
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
Principal Amount: $10,000,000                   Specified Currency: U.S. dollars
Settlement Date (Original Issue Date): January 26, 1999
Stated Maturity Date: January 27, 2003
Interest Payment Dates: Quarterly               Authorized Denomination: A/S
Initial Redemption Date: N/A                    Initial Redemption Percentage: N/A
Annual Redemption Percentage Reduction: N/A     Optional Repayment Date(s): N/A
Exchange Rate Agent: N/A                        Interest Rate Basis: LIBOR
Designated LIBOR Currency: U.S. dollars
Designated LIBOR Page: Telerate page 3750
Spread: +223 basis points (2.23%)               Spread Multiplier: N/A
Day Count Convention: actual/360                Index Maturity: 3 months
Initial Interest Rate: 7.19813%                 Maximum Rate: N/A
Minimum Rate: N/A                               Default Rate: N/A
Interest Reset Period: Quarterly
Interest Reset Dates: 26th day of each January, April, July and October
Initial Interest Reset Date:  January 26, 1999
Interest Determination Dates: A/S               Regular Record Date(s): A/S
Calculation Agent: A/S                          Additional Terms: N/A
Agent's Commission (%): 0.340%
Net Proceeds to the Company (%): 99.660%
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      "N/A" as used herein  means "Not  Applicable."  "A/S" as used herein means
"As stated in the Prospectus Supplement referred to above."

      The Notes are being sold to investors or other purchasers through the Agent acting as agent for the Company.

                                J.P. MORGAN & CO.